UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2022

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value	H	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2022, Hyatt Hotels Corporation (the “Company”) was notified by Alejandro Reynal, Executive Vice President, Chief Executive Officer of Apple Leisure Group, of the Company that he will step down from his role at the Company, effective September 30, 2022, to pursue another professional opportunity. Mr. Reynal’s resignation is not a result of any disagreement with the Company related to the Company’s business, operations, financial performance, financial reporting or internal controls. Following Mr. Reynal’s departure, Mark Hoplamazian, President and Chief Executive Officer of the Company, will assume leadership of Apple Leisure Group, effective October 1, 2022, and will be assisted by Ray Snisky, Group President ALG Vacations, who will take on additional responsibilities related to the business coordination and other operational matters, effective October 1, 2022. The Company announced the foregoing leadership changes in a press release issued on September 16, 2022, and a copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

On September 9, 2021, the Company filed a Current Report on Form 8-K under Item 5.02 disclosing that Dion Camp Sanders was appointed to the Board of Directors of the Company (the “Board”), effective September 8, 2021. At the time of that filing, Mr. Sanders’ committee appointments had not yet been determined by the Board. On September 15, 2022, the Board appointed Mr. Sanders to the Audit Committee of the Board, effective September 15, 2022.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 15, 2022, the Board, acting upon the recommendation of the Nominating and Corporate Governance Committee of the Board, adopted and approved an amendment and restatement of the Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”), effective immediately. The Amended and Restated Bylaws were amended to (i) update provisions regarding notice of an adjournment of any meeting of stockholders and the availability of the list of stockholders entitled to vote at a meeting of stockholders, each to align with recent amendments to the Delaware General Corporation Law, as amended; (ii) update provisions as a result of universal proxy rules adopted by the U.S. Securities and Exchange Commission with respect to the nomination of directors for election, including a requirement for a stockholder submitting a nomination notice to make a representation as to whether such stockholder intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, and to provide reasonable evidence that certain requirements of such rule have been satisfied; and (iii) make certain other administrative, modernizing, clarifying, and conforming changes

The foregoing description is qualified in its entirety by the Amended and Restated Bylaws which are attached hereto as Exhibit 3.1 and incorporated herein by reference. A blackline of the Amended and Restated Bylaws against the prior version of the bylaws is filed herewith as Exhibit 3.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

3.1	Amended and Restated Bylaws of Hyatt Hotels Corporation, dated as of September 15, 2022

3.2	Amended and Restated Bylaws of Hyatt Hotels Corporation, dated as of September 15, 2022 (marked to show changes against the prior version)

99.1	Hyatt Hotels Corporation Press Release, dated September 16, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: September 16, 2022	By:	/s/ Margaret C. Egan
	Name:	Margaret C. Egan
	Title:	Executive Vice President, General Counsel and Secretary